FLANIGAN’S ENTERPRISES, INC. RECEIVES NYSE NOTICE

REGARDING LATE FORM 10-Q FILING

FORT LAUDERDALE, FL. February 28, 2023 – Flanigan’s Enterprises, Inc. (NYSE American: BDL), owners and operators of the "Flanigan's Seafood Bar and Grill" restaurants and "Big Daddy's" retail package liquor stores (the “Company,” “we”), announced today that it received a notice from the New York Stock Exchange (“NYSE”) indicating that, because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (the “Form 10-Q”), it is not in compliance with the NYSE American’s continued listing requirements under the timely filing criteria established in the NYSE American Company Guide. Under Section 1007 of the NYSE American Company Guide, the Company could be granted up to 12 months to cure the late filer delinquency. The initial six-month period to regain compliance is automatic and the additional six months is only granted upon request by the Company and approval by the NYSE. The NYSE notice has no immediate effect on the listing or trading of the Company’s securities on the NYSE American. The Company intends to regain compliance with the NYSE listing standards before that date by filing the Form 10-Q with the SEC. The Company will file the Form 10-Q as soon as reasonably practicable.

About Flanigan’s Enterprises, Inc.

Flanigan’s Enterprises, Inc. owns and operates the "Flanigan's Seafood Bar and Grill" restaurants and "Big Daddy's Liquors" retail package liquor stores. For more information, please visit www.flanigans.net.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. The Company assumes no obligation to update any forward-looking statement. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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